Exhibit 99.1

Select Water Solutions Enhances Its Financial Strength with New $550 Million Sustainability-Linked Credit Facility

GAINESVILLE, Texas, Jan. 28, 2025 /PRNewswire/ -- Select Water Solutions, Inc. (NYSE: WTTR) ("Select" or the "Company"), a leading provider of sustainable water and technology solutions to the energy industry, today announced the successful closing of a new five-year senior secured sustainability-linked credit facility ("Credit Facility"). The Credit Facility includes an initial $300 million revolving credit commitment ("Revolver") and $250 million in term loan commitments ("Term Loan"). Both the Revolver and Term Loan components feature a five-year tenor, providing the Company with enhanced long-term financial stability to execute its strategic growth plans. The Credit Facility also provides the flexibility to expand by an additional $200 million through increased commitments from new or existing lenders over the next four years, including $150 million for additional Revolver commitments and $50 million for additional Term Loan commitments.

As of the closing date of the Credit Facility (the "Closing Date"), there were no borrowings outstanding under the Revolver, approximately $20 million of letters of credit issued and outstanding thereunder, and the Term Loan was fully funded. In connection with the entry into the Credit Facility, Select's obligations under its previously amended and restated credit agreement, dated as of March 17, 2022 (the "Previous Credit Facility"), have been repaid in full and the Previous Credit Facility was terminated on the Closing Date.

The Credit Facility incorporates two primary sustainability-linked targets, in a similar manner to the Previous Credit Facility, reinforcing Select's commitment to environmental stewardship and employee safety standards. The Credit Facility rewards Select with reduced borrowing costs for achieving measurable milestones in growing produced water recycling volumes and maintaining industry-leading safety standards, while also holding the Company accountable with penalties for falling short of these benchmarks.

John Schmitz, Select's Chairman of the Board, President and Chief Executive Officer, stated, "This Credit Facility provides a significant opportunity to strengthen Select's balance sheet and expand our overall liquidity while we continue to deliver on our strategic plans. The five-year tenor of this Credit Facility reinforces our financial stability and enhances our flexibility to expand our large-scale water infrastructure networks, advance our industry leading water recycling and automation technologies, and drive sustainable and safe solutions for our customers. With more than $150 million of contracted infrastructure projects actively under construction providing a robust organic project backlog of increasingly contracted and production-levered revenues, we are well-positioned to deliver strong cash flows and returns for our shareholders over the coming years.

"This Credit Facility supports our continued growth and allows us to deliver impactful solutions that conserve natural water resources, protect the environment, and prioritize safety in the communities where we operate. With support from our shareholders, customers, and financial partners, enhanced liquidity from our new Credit Facility and the strong cash conversion out of our base business segments, we are confident in our ability to execute on our strategic objectives," Schmitz concluded.

Chris George, Executive Vice President and Chief Financial Officer, added, "This Credit Facility aligns with our strategy of pursuing accretive investments, underwritten by long-term contracts, while maintaining a conservative overall financial profile. With the enhanced liquidity from this Credit Facility in place through 2030, Select is poised to continue to scale its fast-growing Water Infrastructure segment, which has more than tripled its profitability over the last two years. Additionally, by introducing a term-loan component, we enhance our ability to fund transformative capital projects in our Water Infrastructure platform, supporting the development of long-term contracted revenue streams.

"With nearly $400 million in pro forma liquidity, we are well positioned to deliver growth through both organic and acquisition opportunities. The sustainability-linked structure also highlights our unwavering commitment to environmental stewardship and safety excellence—core values that set Select apart as a trusted industry leader. Ultimately, this Credit Facility underscores the strong support Select enjoys from leading financial institutions, and I believe is a testament to the trust our banking partners place in our ability to drive long-term growth responsibly," concluded Mr. George.

The Credit Facility was led by Bank of America, N.A. as Lead Arranger and Agent, with JPMorgan Chase Bank, N.A., Bank OZK, and MUFG Bank, LTD. serving as Joint Lead Arrangers and Joint Bookrunners. BofA Securities, Inc. and J.P. Morgan Securities, LLC acted as Joint Sustainability Structuring Agents. Cadence Bank acted as an additional lender in the facility.

Vinson & Elkins LLP acted as legal counsel to Select in connection with the Credit Facility. Winston & Strawn LLP acted as legal counsel to Bank of America, N.A. and the lender group.

About Select Water Solutions, Inc.

Select is a leading provider of sustainable water and technology solutions to the energy industry. These solutions are supported by the Company's critical water infrastructure assets, chemical manufacturing and water treatment and recycling capabilities. As a leader in sustainable water and chemical solutions, Select places the utmost importance on safe, environmentally responsible management of water throughout the lifecycle of a well. Additionally, Select believes that responsibly managing water resources throughout its operations to help conserve and protect the environment is paramount to the Company's continued success.  For more information, please visit Select's website, https://www.selectwater.com.

Cautionary Statement Regarding Forward-Looking Statements

All statements in this communication other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as "could," "believe," "anticipate," "expect," "intend," "project," "will," "estimates," "preliminary," "forecast" and other similar expressions. Examples of forward-looking statements include, but are not limited to, the expectations of plans, business strategies, objectives and growth, projected financial results and future financial and operational performance, expected capital expenditures, our share repurchase program and future dividends. Although we believe that the expectations reflected, and the assumptions or bases underlying our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause our actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Factors that could materially impact such forward-looking statements include, but are not limited to: the global macroeconomic uncertainty related to the Russia-Ukraine war and related economic sanctions; instability and related hostilities in the Middle East, including heightened tensions with Iran, Lebanon and Yemen; the ability to source certain raw materials and other critical components or manufactured products globally on a timely basis from economically advantaged sources, including any delays and/or supply chain disruptions due to increased hostilities in the Middle East; actions by the members of the Organization of the Petroleum Exporting Countries ("OPEC") and Russia (together with OPEC and other allied producing countries, "OPEC+") with respect to oil production levels and announcements of potential changes in such levels, including the ability of the OPEC+ countries to agree on and comply with supply limitations, which may be exacerbated by the recent Middle East conflicts; actions taken by federal or state governments, such as executive orders or new or expanded regulations, that may negatively impact the future production of oil and natural gas in the U.S. or our customers' access to federal and state lands for oil and gas development operations, thereby reducing demand for our services in the affected areas; the severity and duration of world health events, and any resulting impact on commodity prices and supply and demand considerations; the impact of central bank policy actions, such as sustained, elevated  interest rates in response to, among other things, high rates of inflation, and disruptions in the bank and capital markets; the degree to which consolidation among our customers may affect spending on U.S. drilling and completions activity; the level of capital spending and access to capital markets by oil and gas companies, trends and volatility in oil and gas prices, and our ability to manage through such volatility; the impact of current and future laws, rulings and governmental regulations, including those related to hydraulic fracturing, accessing water, disposing of wastewater, transferring produced water, interstate freshwater transfer, chemicals, carbon pricing, pipeline construction, taxation or emissions, leasing, permitting or drilling on federal lands and various other environmental matters; regulatory and related policy actions intended by federal, state and/or local governments to reduce fossil fuel use and associated carbon emissions, or to drive the substitution of renewable forms of energy for oil and gas, may over time reduce demand for oil and gas and therefore the demand for our services, including as a result of the Inflation Reduction Act of 2022; growing demand for electric vehicles that may result in reduced demand for refined products deriving from crude oil such as gasoline and diesel fuel, and therefore the demand for our services; the impact of advances or changes in well-completion technologies or practices that result in reduced demand for our services, either on a volumetric or time basis; changes in global political or economic conditions, generally, including as a result of the fall 2024 presidential election and any resultant political uncertainty, and in the markets we serve, including the rate of inflation and potential economic recession; and other factors discussed or referenced in the "Risk Factors" section of our most recent Annual Report on Form 10-K and those set forth from time to time in our other filings with the SEC. Investors should not place undue reliance on our forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, unless required by law.

Contacts:	Select Water Solutions
Garrett Williams – VP, Corporate Finance & Investor Relations
(713) 296-1010
IR@selectwater.com
Dennard Lascar Investor Relations
Ken Dennard / Natalie Hairston
(713) 529-6600
WTTR@dennardlascar.com